Exhibit 99.1

Editorial Contact:	Investor Contact:
Caroline Yu	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
(408) 957-2324	(408) 957-6773
caroline_yu@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC REPORTS INCREASED THIRD QUARTER REVENUE

•                  Q3 Revenue:  $115.1 million

•                  Q3 Earnings per Share: ($0.03) GAAP; $0.05 Pro Forma

•                  Q3 Operating Cash Flow: $11.1 million

MILPITAS, Calif., January 26, 2004 – Adaptec, Inc. (NASDAQ:ADPT), a global leader in storage solutions, today reported its third quarter results for the period ended December 31, 2003.

Net revenues for the third quarter of fiscal 2004 were $115.1 million, compared with $109.0 million for the third quarter of fiscal 2003 and $109.2 million for the second quarter of fiscal 2004.

The third quarter of fiscal 2004 net loss on a generally accepted accounting principles (GAAP) basis, was $3.0 million or $0.03 per share, compared with a net loss of $3.5 million or $0.03 per share for the third quarter of fiscal 2003 and net income of $0.3 million or $0.00 per share for the second quarter of fiscal 2004.  Fiscal 2004 include the results from Eurologic Systems, acquired April 2, 2003, and the results of ICP vortex Computersysteme GmbH (ICP vortex) acquired June 5, 2003.

Pro forma net income for the third quarter of fiscal 2004 was $5.0 million or $0.05 per share, compared with $3.0 million or $0.03 per share for the third quarter of fiscal 2003 and $3.7 million or $0.03 per share for the second quarter of fiscal 2004.

A reconciliation between net income/loss on a GAAP basis and pro forma net income is provided in the attached tables.

“Adaptec met its financial objectives for the third quarter while achieving important development milestones associated with our Serial ATA, Serial Attached SCSI, iSCSI and storage systems products,” said Robert N. Stephens, Adaptec’s president and chief executive officer.  “Our end-to-end storage offering enables Adaptec to address the diverse set of applications and price-performance points that IT managers require.”

Net revenues for the first nine months of fiscal 2004 were $331.6 million, compared with $302.5 million for the first nine months of fiscal 2003.

Net income for the first nine monthsof fiscal 2004, on a GAAP basis, was $38.1 million or $0.33 per share, compared with a net loss of $11.7 million or $0.11 per share for the first nine months of fiscal 2003.  Pro forma net income for the first nine months of fiscal 2004 was $12.4 million or $0.11 per share, compared with $12.0 million or $0.11 per share for the first nine months of fiscal 2003.

Financial Highlights

•                  Operating cash flows for the third quarter of fiscal 2004 were $11.1 million, compared with $14.4 million for the third quarter of fiscal 2003 and $19.4 million for the second quarter of fiscal 2004.  Operating cash flows for the third quarter of fiscal 2004 included $1.1 million of interest from tax refunds and the second quarter included an $11.4 million tax refund.

•                  In December 2003, the Company issued $225 million of ¾% convertible notes and repurchased $124 million of its 3% convertible notes.  In addition, the Company purchased a hedge to offset the shares issuable under the convertible notes while selling a warrant to issue shares at $18.56 per share.

The net cash added to the Company, after related costs, by these transactions was approximately $60 million.

•                  Cash, cash equivalents and investments as of December 31, 2003, were $744.8 million, compared with $683.4 million at September 30, 2003 and $742.3 million at March 31, 2003.

•                  Days sales outstanding (DSO) in accounts receivable as of December 31, 2003 were 41 days, compared with 48 days at September 30, 2003, and 45 days at March 31, 2003.

•                  Annualized inventory turns were 6.0 in the third quarter of fiscal 2004, compared with 7.0 in the second quarter of fiscal 2004, and 8.4 in the third quarter of fiscal 2003.

•                  Adaptec completed the acquisitions of Eurologic Systems and ICP vortex on April 2 and June 5, 2003, respectively.  Eurologic contributed $11.9 million of revenue in the third quarter and $37.7 million of revenue in the first nine months of fiscal 2004, respectively.  ICP vortex contributed $7.5 million of revenue in the third quarter and $13.3 million of revenue in the first nine months of fiscal 2004, respectively.

•                  The Company wrote-off deferred debt costs of $2.9 million related to the extinguishment of the $124 million of 3% convertible notes.

•                  The Company incurred $0.9 million of restructuring charges during the third quarter primarily related to reductions in headcount and abandoned facility costs.

Business Highlights

•                  Adaptec will deliver virtualization technology to simplify network storage management. The Company agreed in principle to purchase Elipsan Limited (Elipsan) located in Bristol, UK.  Elipsan designs and licenses storage virtualization software which will be embedded in Adaptec’s storage systems.

•                  Adaptec successfully integrated its RAID technology into its Ultra320 SCSI Controller ASIC, delivering up to twice the end-user performance as non-integrated components, but at a lower cost. Volume shipments are on schedule for the current quarter.

•                  Adaptec completed its product family of Serial ATA RAID controllers, delivering its 8-port controller in December and 16-port controller this month.

•                  Adaptec shipped samples of its second-generation iSCSI chip to tier-one OEMs with general availability on schedule for later this year. Our second-generation iSCSI chip adds Internet Protocol Security (IPSec) to extend data security across IP storage area networks.

Conference Call

Adaptec’s fiscal 2004 third-quarter earnings conference call is scheduled for 1:45 p.m. PST on January 26, 2004.  The dial-in number for the conference call is (212) 346-6585.  Individuals may also participate free via Webcast by visiting www.adaptec.com 15 minutes prior to the call.  A telephone replay will be made accessible through February 2, 2004, at 800-633-8284, access code 21165745.  A Webcast replay will also be available via Adaptec’s web site.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content.  Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners.  Adaptec solutions are in use by enterprises, ISPs, medium and small businesses and consumers worldwide.  Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding our progress with respect to product development and operating expense reductions, the growth of our product portfolio, customer acceptance of our products, improved customer relationships, establishing new partnerships, stability in the market for our products, continued success with product design and performance levels, timely introduction of new technologies, successful business acquisitions and the successful integration of Eurologic Systems.  These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  These risks include:  difficulty in forecasting the volume and timing of customer orders, reduced demand in the server, network storage and desktop computer markets, our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, decline in consumer acceptance of products based on the SCSI standard, the markets’ failure to accept our new products, including our Ultra 320 line of products, the adverse effects of the intense competition we face in our business, and the continued effects of the current economic slowdown in the technology sector.  For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Form 10-K for the year ended March 31, 2003, on file with the Securities and Exchange Commission.  Adaptec assumes no obligation to update this information or the Risk Factors included in its Form 10-K for the year ended March 31, 2003.

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Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Pro forma Operating Results (*)

(unaudited)

	Three-Month Period Ended
	December 31, 2003				December 31, 2002
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$115,143	$—		$115,143	$108,964	$—		$108,964
Cost of revenues	68,539	(375	)(a)	68,164	60,929	—		60,929
Gross profit	46,604	375		46,979	48,035	—		48,035
Operating expenses:
Research and development	24,899	(882	)(b)	24,017	28,542	(2,688	)(b)	25,854
Selling, marketing and administrative	19,653	(35	)(b)	19,618	22,747	(1,090	)(b)	21,657
Amortization of acquisition-related intangible assets	4,530	(4,530	)(c)	—	3,742	(3,742	)(c)	—
Restructuring charges	878	(878	)(d)	—	—	—		—
Total operating expenses	49,960	(6,325)		43,635	55,031	(7,520)		47,511
Income (loss) from operations	(3,356)	6,700		3,344	(6,996)	7,520		524
Interest and other income	3,037	2,944	(e)	5,981	7,304	—		7,304
Interest expense	(2,322)	—		(2,322)	(3,653)	—		(3,653)
Income (loss) before provision for income taxes	(2,641)	9,644		7,003	(3,345)	7,520		4,175
Provision for income taxes	372	1,589	(f)	1,961	110	1,059	(f)	1,169
Net income (loss)	$(3,013)	$8,055		$5,042	$(3,455)	$6,461		$3,006

Net income (loss) per common share:
Basic	$(0.03)			$0.05	$(0.03)			$0.03
Diluted	$(0.03)			$0.05	$(0.03)			$0.03

Shares used in computing net income (loss) per share:
Basic	108,858	—		108,858	107,059	—		107,059
Diluted	108,858	2,197	(g)	111,055	107,059	1,736	(g)	108,795

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Pro forma Operating Results (*)

(unaudited)

	Nine-Month Period Ended
	December 31, 2003				December 31, 2002
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$331,628	$—		$331,628	$302,519	$—		$302,519
Cost of revenues	192,716	(375	)(a)	192,341	147,732	—		147,732
Gross profit	138,912	375		139,287	154,787	—		154,787
Operating expenses:
Research and development	75,831	(3,224	)(b)	72,607	89,161	(8,210	)(b)	80,951
Selling, marketing and administrative	59,229	(215	)(b)	59,014	70,038	(3,267	)(b)	66,771
Amortization of acquisition-related intangible assets	14,067	(14,067	)(c)	—	11,229	(11,229	)(c)	—
Write-off of acquired in- process technology	3,649	(3,649	)(h)	—	—	—		—
Restructuring and other charges	2,704	(2,704	)(d)	—	7,667	(7,667	)(i)	—
Total operating expenses	155,480	(23,859)		131,621	178,095	(30,373)		147,722
Income (loss) from operations	(16,568)	24,234		7,666	(23,308)	30,373		7,065
Interest and other income	63,348	(45,846	)(j)	17,502	25,772	(3,297	)(k)	22,475
Interest expense	(8,010)	—		(8,010)	(12,838)	—		(12,838)
Income (loss) before provision for income taxes	38,770	(21,612)		17,158	(10,374)	27,076		16,702
Provision for income taxes	720	4,084	(f)	4,804	1,347	3,329	(f)	4,676
Net income (loss)	$38,050	$(25,696)		$12,354	$(11,721)	$23,747		$12,026

Net income (loss) per common share:
Basic	$0.35			$0.11	$(0.11)			$0.11
Diluted	$0.33			$0.11	$(0.11)			$0.11

Shares used in computing net income (loss) per share:
Basic	108,408	—		108,408	106,529	—		106,529
Diluted	126,578	(16,178	)(l)	110,400	106,529	1,843	(g)	108,372

(a)  Warranty costs related to product support claims assumed in connection with our acquisition of DPT.

(b)  Deferred compensation expense associated with the Platys acquisition.

(c)  Amortization of acquisition-related intangible assets related to the acquisitions of DPT, Platys, Eurologic and ICP vortex.

(d)  Restructuring charges.

(e)  Loss on repurchase of 3% convertible notes.

(f)  Incremental income taxes associated with certain pro forma adjustments.

(g)  Dilutive effect of employee stock options.

(h)  Write-off of acquired in-process technology associated with the Eurologic acquisition.

(i)  Restructuring charges of $7.2 million and write-off of a minority investment of $0.5 million.

(j)  Gain of $49.3 million related to the settlement with the former president of DPT, loss of $2.9 million on repurchase of 3% convertible notes, loss of $0.8 million on redemption of 4 ¾% convertible notes, and gain distributions of $0.3 million on investments.

(k)  Gain on repurchase of 4 ¾% convertible notes.

(l)  Anti-dilutive effect of 3% convertible notes.

(*)  To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use pro forma measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These pro forma measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the pro forma results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these pro forma results are one of the primary indicators management uses for planning and forecasting of future periods. The pro forma information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Adaptec, Inc.

Summary Balance Sheet and Cash Flow Data

(unaudited)

	As of
	December 31, 2003	March 31, 2003	December 31, 2002
	(in thousands)

Balance Sheet Data

Cash, cash equivalents and marketable securities	$744,773	$742,302	$717,509
Accounts receivable, net	51,625	50,137	54,955
Inventories	50,772	23,496	25,955
Goodwill and other intangible assets	104,907	101,249	106,750
Other assets	161,501	185,795	183,876
Total assets	$1,113,578	$1,102,979	$1,089,045

Current liabilities	146,016	247,606	153,548
Convertible notes and other long-term obligations	352,533	252,596	335,120
Stockholders’ equity	615,029	602,777	600,377
Total liabilities and stockholders’ equity	$1,113,578	$1,102,979	$1,089,045

	Three-Month Period Ended
	December 31, 2003	September 30, 2003	December 31, 2002
	(in thousands)

Cash Flow Data

Net income (loss)	$(3,013)	$261	$(3,455)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Non-cash P&L items:
Non-cash restructuring charges	39	66	—
Stock-based compensation related to Platys	907	1,081	2,743
Loss on repurchase of 3% convertible notes	2,944	—	—
Depreciation and amortization	13,894	14,184	11,799
Deferred income taxes	(360)	(3,100)	(315)
Other items	(6)	156	(137)
Changes in assets and liabilities	(3,352)	6,766	3,731
Net cash provided by operating activities	$11,053	$19,414	$14,366

Other significant cash flow activities:
Payments for business acquisitions, net of cash acquired	—	(61)	—
Payments of general holdback in connection with acquisition of Platys	32	159	—
Proceeds from issuance of ¾% convertible notes, net of issuance costs	218,250	—	—
Repurchase of 3% convertible notes	(124,233)	—	—
Purchase of convertible bond hedge	(64,140)	—	—
Proceeds from issuance of warrants	30,390	—	—

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Pro forma Operating Results (*)

(unaudited)

	Three-Month Period Ended September 30, 2003
	GAAP	Adjustments		Pro forma
	(in thousands, except per share amounts)

Net revenues	$109,192	$—		$109,192
Cost of revenues	62,746	—		62,746
Gross profit	46,446	—		46,446
Operating expenses:
Research and development	24,975	(1,116	)(b)	23,859
Selling, marketing and administrative	19,223	(36	)(b)	19,187
Amortization of acquisition-related intangible assets	4,713	(4,713	)(c)	—
Restructuring charges	1,478	(1,478	)(d)	—
Total operating expenses	50,389	(7,343)		43,046
Income (loss) from operations	(3,943)	7,343		3,400
Interest and other income	4,252	—		4,252
Interest expense	(2,490)	—		(2,490)
Income (loss) before provision for (benefit from) income taxes	(2,181)	7,343		5,162
Provision for (benefit from) income taxes	(2,442)	3,887	(f)	1,445
Net income	$261	$3,456		$3,717

Net income per common share:
Basic	$0.00			$0.03
Diluted	$0.00			$0.03

Shares used in computing net income per share:
Basic	108,411	—		108,411
Diluted	110,219	—		110,219

Please see the footnotes accompanying the Condensed Consolidated Statement of Operations for the three- and nine- month periods ended December 31, 2003 and 2002 for an explanation of the footnotes referred to in the table above.